Exhibit 99.2
[FHLBank Atlanta Logo]

News Release
July 25, 2024
FOR IMMEDIATE RELEASE
CONTACT: Sheryl Touchton
Federal Home Loan Bank of Atlanta
stouchton@fhlbatl.com
404.716.4296

Federal Home Loan Bank of Atlanta Declares a 7.35% Dividend for Second Quarter 2024

ATLANTA, July 25, 2024 – The board of directors of the Federal Home Loan Bank of Atlanta (FHLBank Atlanta) today approved a second quarter 2024 cash dividend at an annualized rate of 7.35 percent.

“During the first half of the year we met our members’ needs for stable liquidity, fulfilling our mission to support their businesses and promote affordable housing and community development,” said FHLBank Atlanta Chair of the Board, Thornwell Dunlap. “As a result, we are able to declare a strong second quarter dividend and return value to our members.”

The dividend payout will be calculated based on members’ capital stock held during the second quarter of 2024 and will be credited to members’ daily investment accounts at the close of business on August 2, 2024.

If you have questions, please contact FHLBank Atlanta’s Funding Desk at 1.800.536.9650, ext. 8011.

About FHLBank Atlanta
HLBank Atlanta offers competitively-priced financing, community development grants, and other banking services to help member financial institutions make affordable home mortgages and provide economic development credit to neighborhoods and communities. The Bank is a cooperative whose members are commercial banks, credit unions, savings institutions, community development financial institutions, and insurance companies located in Alabama, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, and the District of Columbia. FHLBank Atlanta is one of 11 district Banks in the Federal Home Loan Bank System. Since 1990, the FHLBanks have awarded approximately $7.6 billion in Affordable Housing Program funds, assisting more than one million households.

For more information, visit our website at www.fhlbatl.com.

To the extent that the statements made in this announcement may be deemed as “forward-looking statements”, they are made within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which include statements with respect to the Bank's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties, and other factors, many of which may be beyond the Bank's control, and which may cause the Bank's actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by the forward-looking statements, the reader is cautioned not to place undue reliance on them, since those may not be realized due to a variety of factors, including, without limitation: legislative and regulatory changes; economic and market conditions (including the housing, banking, and financial markets); changes in demand for advances or consolidated obligations of the Bank and/or the FHLBank System; changes in interest rates; changes in prepayment speeds, default rates, delinquencies,

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and losses on mortgage-backed securities; volatility of market prices, rates and indices that could affect the value of financial instruments; changes in credit ratings and/or the terms of derivative transactions; changes in product offerings; political, national, and world events, including acts of war and terrorism; disruptions in information systems; membership changes; and adverse developments or events affecting or involving the banking and financial markets, and other Federal Home Loan Banks or the FHLBank System in general. Additional risk factors that might cause the Bank's results to differ from these forward-looking statements are provided in detail in our filings with the Securities and Exchange Commission, which are available at www.sec.gov.

These statements speak only as of the date that they are made, and the Bank has no obligation and does not undertake to publicly update, revise, or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events, or otherwise, except as may be required by law. New risk factors may emerge, and it is not possible for us to predict the nature of each new factor, or assess its potential impact, on our business and financial condition. Given these uncertainties, we caution you not to place undue reliance on forward-looking statements.

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